Exhibit 99.1

VESTIN REALTY MORTGAGE II, INC.
REPORTS SECOND QUARTER FINANCIAL RESULTS

Las Vegas – August 14, 2009 – Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) reported a net loss for the second quarter ended June 30, 2009 of approximately $14.5 million, or ($1.05) per share, on revenues of approximately $2.4 million, compared with a net loss of approximately $28.6 million or ($1.92) per share on revenues of approximately $5.9 million in the comparable period in 2008.  In addition, VRTB reported a net loss for the six months ended June 30, 2009 of approximately $20.9 million, or ($1.52) per share, on revenues of approximately $4.5 million, compared with a net loss of approximately $25.3 million or ($1.70) per share on revenues of approximately $13.1 million in the comparable period in 2008

The Company noted that the losses for the three and six months ended June 30, 2009, were in significant part due to the level of non-performing loans and the increase in properties acquired through foreclosure.  As of June 30, 2009, the Company had 34 loans outstanding with an aggregate principal amount approximating $181.8 million, of which 13 loans with an aggregate principal amount approximating $99.8 million were considered non-performing.  As of June 30, 2008, the Company had 43 loans outstanding with an aggregate principal amount approximating $287.6 million, of which 17 loans with an aggregate principal amount approximating $122.0 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  In addition, as of June 30, 2009, we owned 14 properties, with a book value of approximately $19.6 million that we acquired through foreclosure, compared with five properties owned with a book value of approximately $21.7 million, as of June 30, 2008.

The Company recorded loan loss provisions and write downs on real estate held for sale of approximately $16.6 million and $8.9 million, respectively, during the six months ended June 30, 2009.  In addition, the Company incurred professional fees of approximately $3.5 million, primarily due to the legal fees relating to the legal actions that have been filed against us in connection with the REIT conversion.  The loan loss provisions and write downs on real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $4.5 million.

On June 25, 2009, we entered into a letter agreement with Taberna that sets forth a mechanism for the potential retirement of our remaining outstanding trust preferred securities.  The letter agreement provides that we may tender replacement securities in exchange for trust preferred securities at a ratio which provides for a discount of 50% from the face amount of the trust preferred securities.  In July 2009, we tendered replacement securities which we had acquired for approximately $10.0 million, in exchange for $20.0 million face amount of trust preferred securities.  On August 11, we deposited an additional $4.0 million for the purchase of replacement securities which will be exchanged for $8.0 million face value of the trust preferred securities.  Under the letter agreement, we have until August 31, 2009 to deposit additional cash for the purchase of replacement securities.  No assurance can be given that we will have the funds available to complete the retirement of the remaining trust preferred securities.  Upon execution of the June 25, 2009 letter agreement, we made a nonrefundable payment of $326,500 to Taberna to cover its cost related to the exchanges.

As of August 14, 2009, we had approximately $16.3 million in trust preferred securities and $27,000 of common trust securities outstanding and we are in compliance with all covenants of the trust preferred securities.

As of June 30, 2009, shareholder equity was $7.95 per common share.  The Company had on its balance sheet $5.7 million of cash, $119.7 million of investment in real estate loans, net of allowance of $62.1 million, $19.6 million in real estate held for sale and $51.7 million in total liabilities as of June 30, 2009.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of June 30, 2009, Vestin Realty Mortgage II, Inc. had assets of approximately $161.2 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or continue to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Cash	$5,667,000	$8,026,000
Cash – restricted	--	5,000,000
Investment in marketable securities - related party	502,000	496,000
Interest and other receivables, net of allowance of $410,000 at June 30, 2009 and $593,000 at December 31, 2008	1,417,000	1,345,000
Notes receivable, net of allowance of $2,249,000 at June 30, 2009 and $2,340,000 at December 31, 2008	--	--
Real estate held for sale	19,607,000	24,433,000
Investment in real estate loans, net of allowance for loan losses of $62,050,000 at June 30, 2009 and $78,208,000 at December 31, 2008	119,714,000	146,834,000
Due from related parties	847,000	--
Investment in equity affiliate	60,000	100,000
Assets under secured borrowings	10,600,000	10,600,000
Deferred financing costs	2,548,000	2,504,000
Other assets	282,000	144,000

Total assets	$161,244,000	$199,482,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$4,246,000	$2,154,000
Due to related parties	--	522,000
Secured borrowings	9,907,000	9,907,000
Junior subordinated notes payable	36,310,000	56,350,000
Notes payable	1,219,000	24,000

Total liabilities	51,682,000	68,957,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost 1,212,323 shares at June 30, 2009 and 1,198,573 at December 31, 2008	(5,734,000)	(5,692,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,997,363 shares issued and 13,785,040 outstanding at June 30, 2009 and 14,997,363 shares issued and 13,798,790 outstanding at December 31, 2008	1,000	1,000
Additional paid in capital	278,550,000	278,550,000
Accumulated deficit	(162,554,000)	(141,627,000)
Accumulated other comprehensive loss	(701,000)	(707,000)

Total stockholders' equity	109,562,000	130,525,000

Total liabilities and stockholders' equity	$161,244,000	$199,482,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Revenues
Interest income from investment in real estate loans	$2,166,000	$5,392,000	$4,301,000	$12,479,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	110,000	--	110,000	--
Other income	100,000	524,000	113,000	593,000
Total revenues	2,376,000	5,916,000	4,524,000	13,072,000

Operating expenses
Management fees - related party	275,000	275,000	549,000	549,000
Provision for loan loss	15,330,000	22,287,000	16,604,000	22,287,000
Interest expense	1,427,000	1,569,000	3,076,000	2,928,000
Professional fees	1,217,000	405,000	3,273,000	595,000
Professional fees - related party	123,000	33,000	256,000	63,000
Loan fees	947,000	--	947,000	--
Other	199,000	298,000	626,000	548,000
Total operating expenses	19,518,000	24,867,000	25,331,000	26,970,000

Loss from operations	(17,142,000)	(18,951,000)	(20,807,000)	(13,898,000)

Non-operating income
Gain on purchase of debt	9,683,000	1,556,000	9,683,000	1,556,000
Dividend income - related party	--	43,000	--	86,000
Interest income from banking institutions	3,000	40,000	22,000	182,000
Settlement expense	--	--	(76,000)	--
Total other non-operating income	9,686,000	1,639,000	9,629,000	1,824,000

Loss from real estate held for sale
Revenue related to real estate held for sale	4,000	--	55,000	--
Net loss on sale of real estate held for sale	(228,000)	--	(228,000)	--
Expenses related to real estate held for sale	(401,000)	(303,000)	(659,000)	(476,000)
Write-downs on real estate held for sale	(6,439,000)	(10,988,000)	(8,917,000)	(12,780,000)
Total loss from real estate held for sale	(7,064,000)	(11,291,000)	(9,749,000)	(13,256,000)

Loss before provision for income taxes	(14,520,000)	(28,603,000)	(20,927,000)	(25,330,000)

Provision for income taxes	--	--	--	--

NET LOSS	$(14,520,000)	$(28,603,000)	$(20,927,000)	$(25,330,000)

Basic and diluted loss per weighted average common share	$(1.05)	$(1.92)	$(1.52)	$(1.70)

Dividends declared per common share	$--	$0.17	$--	$0.49

Weighted average common shares	13,785,040	14,881,563	13,786,939	14,878,568